UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. ___ )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant ❒

Check the appropriate box:

❒  Preliminary Proxy Statement
❒  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
❒  Definitive Proxy Statement
❒  Definitive Additional Materials
☒ Soliciting material Pursuant to §240.14a-12

OSI Restaurant Partners, Inc.
(Name of Registrant as Specified In Its Charter)

not applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required.
❒  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

❒  Fee paid previously with preliminary materials.

❒  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

THE FOLLOWING MEMORANDUM HAS BEEN DISTRIBUTED TO PARTNERS IN CONNECTION WITH THE PROPOSED MERGER:

March 23, 2007

To:	Managing Partners and Chef Partners who will receive a Supplemental PEP Contribution
From:	OSI Restaurant Partners, Inc. and MullinTBG
Re:	(1) OSI “Going Private” Transaction and contribution to your PEP Account
(2) Request to Complete Consent to Insurance

Q.	If I am entitled to a Supplemental PEP Contribution (as outlined by Joseph Kadow - memorandum dated
    November 7, 2006, a copy of which is enclosed), how will it be credited to the PEP?
•
Upon the closing of the transaction, any Supplemental PEP Contribution you are entitled to (net of required FICA withholding and income tax on the FICA withholding amount) will be credited to the PEP and allocated to the Money Market Fund, provided that you complete and return the participation agreement relating to the Supplemental PEP Contribution that will be provided to you under separate cover.

•	You will be given instructions on using the Plan website to allocate the contribution to a selection of benchmark funds of your choice.
•	If you do not make an allocation, the account balance will credited to the Money Market benchmark fund.
•	Regardless of the benchmark funds you select, you do not have an actual investment in the funds themselves, and your rights under the PEP are those of an unsecured creditor of the Company.

Q.	What will be the distribution schedule for my PEP Account(s)?
A.	The distribution schedule for each account depends on the completion date of the related employment contract.
    You will be paid:
•	25% of the balance 5 years after completion of the employment contract
•	A third of the remaining balance 7 years after completion
•	The remainder 10 years after completion

Q.	Where can I find an up-to-date review of the PEP, including the most recent changes?
•	View a recorded audio-visual presentation on the Plan at http://www.brainshark.com/mullintbg/OSI2007PEP.
•	Review the revised Plan Highlights, Plan Overview Slide Presentation, Plan Prospectus and Frequently Asked Questions on the Outback Portal.

Q.	Why am I receiving a Consent to Insurance?
A.
OSI may elect to support its financial commitment under the PEP by purchasing life insurance on Plan participants. This insurance, if it is purchased, will be owned by and payable to a trust set up by OSI. You would have no direct interest in the insurance on your life. We are asking you to please sign and return the enclosed Consent to Insurance to MullinTBG by April 6. A postage-paid return envelope is provided.

If you have further questions about the PEP or Consent to Insure, please telephone or e-mail Janell Papik at (310) 788-4894, janell.papik@MullinTBG.com; or Tonya Robinson at (310) 788-4897, tonya.robinson@MullinTBG.com.

Forward-Looking Statements

This document includes statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding benefits of the proposed transaction, future performance, financing for the transaction and the completion of the transaction. These statements are based on the current expectations of management of OSI Restaurant Partners, Inc. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, among other things, (1) OSI Restaurant Partners may be unable to obtain shareholder approval required for the transaction; (2) OSI Restaurant Partners may be unable to obtain regulatory approvals required for the transaction, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on OSI Restaurant Partners or cause the parties to abandon the transaction; (3) conditions to the closing of the transaction may not be satisfied; (4) the transaction may involve unexpected costs, unexpected liabilities or unexpected delays; (5) the businesses of OSI Restaurant Partners may suffer as a result of uncertainty surrounding the transaction; (6) the financing required for Bain Capital and Catterton Partners to complete the transaction may be delayed or may not be available and (7) OSI Restaurant Partners may be adversely affected by other economic, business, and/or competitive factors. Additional factors that may affect the future results of OSI Restaurant Partners are set forth in its filings with the Securities and Exchange Commission ("SEC"), which are available at http://www.sec.gov. Unless required by law, OSI Restaurant Partners undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, a proxy statement of OSI Restaurant Partners and other materials will be filed with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OSI RESTAURANT PARTNERS AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about OSI Restaurant Partners at http://www.sec.gov, the SEC’s free internet site. Free copies of OSI Restaurant Partners’ SEC filings are also available on OSI Restaurant Partners’ internet site at http://www.osirestaurantpartners.com.

Participants in the Solicitation

    OSI Restaurant Partners and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from OSI Restaurant Partners’ stockholders with respect to the proposed transaction. Information regarding the officers and directors of OSI Restaurant Partners is included in its definitive proxy statement for its 2006 annual meeting filed with the SEC on March 30, 2006. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.